EXHIBIT 99.1

Monroe Bancorp Reports Earnings of $239,000 or $0.038 Per Share for the Third Quarter of 2010

BLOOMINGTON, Ind., Oct. 28, 2010 (GLOBE NEWSWIRE) -- Monroe Bancorp (the "Company") (Nasdaq:MROE), the independent Bloomington-based holding company for Monroe Bank (the "Bank"), today reported net income of $239,000 or $0.038 per diluted common share for the quarter ended September 30, 2010 compared to $710,000 or $0.114 per diluted common share for the same period in 2009.

Return on average assets and return on average equity for the third quarter of 2010 were 0.11 percent and 1.69 percent, respectively, compared to 0.34 percent and 4.95 percent, respectively, for the third quarter of 2009.

The Company had a net loss of $510,000 or $0.082 per diluted common share for the first nine months of 2010 compared to net income of $2,592,000 or $0.417 per diluted common share for the same period of 2009.

The chart below summarizes the factors that were the most significant to the decline in earnings between the third quarter of 2010 and the third quarter of 2009 and the year-to-date results for both years.

	3rd Quarter 2010	3rd Quarter 2009	Change	YTD 2010	YTD 2009	Change
Net Income (Loss)	$ 239,000	$ 710,000	$ (471,000)	$ (510,000)	$ 2,592,000	$ (3,102,000)
Earnings Per Diluted Share	$ 0.038	$ 0.114	$ (0.076)	$ (0.082)	$ 0.417	$ (0.499)
Return on Average Assets (ROAA)	0.11%	0.34%	-0.23%	-0.08%	0.42%	-0.50%
Return on Average Equity (ROAE)	1.69%	4.95%	-3.26%	-1.21%	6.14%	-7.35%

Pre-Tax Income	$ 188,000	$ 868,000	$ (680,000)	$ (1,566,000)	$ 3,157,000	$ (4,723,000)

Provision	$ (3,200,000)	$ (2,200,000)	$ (1,000,000)	$(10,900,000)	$ (7,000,000)	$ (3,900,000)
Loan Related Expense (e.g., Workout)	(486,000)	(169,000)	(317,000)	(1,164,000)	(511,000)	(653,000)
FDIC Expense	(446,000)	(280,000)	(166,000)	(1,132,000)	(1,214,000)	82,000
Loss on Foreclosed Assets	(37,000)	(761,000)	724,000	(308,000)	(874,000)	566,000
Subordinated Debt Expense	(325,000)	(271,000)	(54,000)	(975,000)	(271,000)	(704,000)
Gain on the Sale of AFS Securities	347,000	264,000	83,000	640,000	1,656,000	(1,016,000)
Bank Owned Life Insurance (BOLI)	164,000	163,000	1,000	1,005,000	477,000	528,000
Net Impact:	$ (3,983,000)	$ (3,254,000)	$ (729,000)	$(12,834,000)	$ (7,737,000)	$ (5,097,000)

All Other Pre-Tax Income			$ 49,000			$ 374,000

The increases reflected above in the provision for loan losses and loan related expenses are the result of asset quality issues that are discussed in detail later in this release. The year over year decline in FDIC expense is largely due to a special assessment applied to the banking industry in the second quarter of 2009 that did not reoccur in 2010. The increase in Bank Owned Life Insurance (BOLI) income is the result of the receipt of the death benefit proceeds under that program. The Company did not purchase additional BOLI during 2010. The Subordinated Debt expense is the result of the Company issuing $13 million of Subordinated Debt at a rate of 10 percent in July of 2009.

"We are pleased that after posting net losses for the first two quarters of 2010 that we were able to return to profitability in the third quarter," said Mark D. Bradford, President and Chief Executive Officer. "At the same time, we recognize the impact of our problem assets remains a very significant drag on our financial performance."

Merger with Old National Bancorp and Financial Results Impacting the Merger Exchange Rate

On October 6, 2010, the Boards of Directors of Monroe Bancorp and Old National Bancorp announced an agreement to merge the two companies. If the merger is approved by the shareholders of Monroe Bancorp and all other closing conditions are satisfied, each shareholder of Monroe Bancorp shall receive 1.275 shares of Old National Bancorp common stock for each share of their Monroe Bancorp common stock owned before the merger, subject to certain adjustments as described in the Merger Agreement. Interested parties should refer to the Merger Agreement for details as to possible adjustments to the 1.275 exchange rate. However, the information presented below is provided to assist in the evaluation of the possible impact of two adjustments that relate directly to the Company's financial performance.

The exchange rate will be reduced if the aggregate amount of the Company's delinquent loans, as defined in the Merger Agreement, exceeds $59,720,000 as of the tenth day prior to the merger. Total delinquencies, as defined in the Merger Agreement, were $53,520,000 at June 30, 2010 and $53,118,000 at September 30, 2010.

The exchange rate will also be reduced if, as of the end of the month prior to the merger, Monroe Bancorp's shareholders' equity (computed in accordance with the terms of the Merger Agreement) is less than $55,640,000. Monroe Bancorp's shareholders' equity, computed in accordance with the terms of the Merger Agreement, was $56,640,000 at June 30, 2010 and $56,985,000 at September 30, 2010.

Financial Performance

Net interest income before the provision for loan losses decreased 5.6 percent to $5,741,000 for the three months ended September 30, 2010 compared to $6,084,000 for the same period in 2009. The decrease is largely attributable to a decrease in loan balances. Total loans (including loans held for sale) were $547,059,000 at September 30, 2010 compared to $608,667,000 at September 30, 2009, a decrease of $61,608,000 or 10.1 percent. The tax-equivalent net interest margin as a percentage of average earning assets for the quarter ended September 30, 2010 was 2.90 percent, compared to 2.98 percent for the quarter ended June 30, 2010 and 3.20 percent for the third quarter of 2009.

Net interest income before the provision for loan losses decreased $1,015,000 or 5.6 percent to $17,056,000 for the nine months ended September 30, 2010 compared to $18,071,000 for the same period in 2009. The decline is largely attributable to the year over year increase in the interest expense of the Subordinated Debt, which was issued in July of 2009 and the reduction in loan balances. The tax-equivalent net interest margin for the first nine months of 2010 was 2.95 percent, compared to 3.20 percent for the first nine months of 2009. A reconciliation of the non-GAAP tax-equivalent net interest margin to the GAAP net interest margin is provided in a table entitled "Reconciliation of GAAP Net Interest Margin to Non-GAAP Net Interest Margin on a Tax-Equivalent Basis," included at the end of the attached financial summary.

Noninterest income totaled $3,249,000 for the third quarter of 2010 compared to $2,413,000 for the same period of 2009. Excluding the effect of the Company's deferred compensation plan, discussed in the "Use of Non-GAAP Financial Information" section of this release, noninterest income totaled $3,108,000 for the third quarter of 2010 compared to $2,237,000 for the same period of 2009, an increase of $871,000 or 38.9 percent. The increase in noninterest income was driven by a $724,000 reduction in losses taken on the sale of foreclosed assets.

Noninterest income totaled $8,751,000 for the first nine months of 2010 compared to $8,861,000 for the same period of 2009. Excluding the effect of the Company's deferred compensation plan, noninterest income totaled $8,682,000 for the first nine months of 2010 compared to $8,595,000 for the same period of 2009, an increase of $87,000 or 1.0 percent.

Noninterest expense was $5,602,000 for the three months ended September 30, 2010, compared to $5,429,000 for the same period of 2009. Noninterest expense, adjusted to remove the effect of the Company's deferred compensation plan, was $5,453,000 for the three months ended September 30, 2010, compared to $5,242,000 for the same period of 2009. A reconciliation of the non-GAAP noninterest income and expense, adjusted to remove the effect of the Company's deferred compensation plan, is provided in a table entitled "Reconciliation of GAAP Noninterest Income & Expense to Noninterest Income & Expense Without the Financial Impact of the Deferred Compensation Plan", included at the end of the attached financial summary. The $211,000 or 4.0 percent increase in noninterest expense is largely the result of a $166,000 increase in FDIC expense and a $150,000 increase in legal expense.

Noninterest expense totaled $16,473,000 for the first nine months of 2010 compared to $16,775,000 for the same period of 2009. Noninterest expense, excluding the effect of the Company's deferred compensation plan, was $16,225,000 for the first nine months of 2010, compared to $16,462,000 for the same period of 2009. The $237,000, or 1.4 percent decrease was driven by a $471,000 decrease in total compensation expense (Salaries, commissions, incentives and benefits) which resulted from staff reductions and other expense control initiatives.

Asset Quality

Nonperforming assets and 90-day past due loans totaled $40,548,000 (4.84 percent of total assets) at September 30, 2010 compared to $38,451,000 (4.55 percent of total assets) at June 30, 2010 and $21,622,000 (2.62 percent of total assets) at September 30, 2009. Net charge-offs for the third quarter of 2010 totaled $4,611,000 or 3.37 percent annualized of total loans compared to $2,904,000 (2.10 percent annualized of total loans) for the second quarter of 2010 and $1,979,000 (1.30 percent annualized of total loans) for the third quarter of 2009.

The Bank employs an internal system called the "Watch List" to bring attention to credits with varying degrees of concern over the prospects of complete repayment, including both principal and all interest. These concerns may be objectively based on the borrower's financial and payment performance or on subjective concerns that Bank management has with the markets and conditions that the borrower operates within. Loans on this list include:

  Loans with well defined weaknesses where the prospect of complete repayment of principal and interest is remote and loans placed on non-accrual where specific reserves and charge-offs are applied as needed, and
  Loans with potential weaknesses (whether borrower specific or due to market/economic considerations) that need to be resolved in order to avoid jeopardizing the complete repayment of principal and interest and the loan is subjected to additional scrutiny and assessment and internal documentation.

Loans on the Watch List tend to be more dependent on collateral if the borrower's repayment capacity is diminished and the Bank devotes additional attention to revaluing the collateral as appropriate in assessing the probability of loss.

	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Total Loans (including loans held for sale) $	547,059,000	552,287,000	569,076,000	587,365,000	608,667,000
Total Watch List Loans $	69,457,000	76,751,000	76,891,000	76,208,000	79,571,000
Number of Watch List Customers	76	81	81	69	73
Total Watch List $ > 30 Days Past Due	28,640,000	33,147,000	31,846,000	32,728,000	21,823,000
Total Watch List $ Customers Secured by Real Estate	64,571,000	71,385,000	71,939,000	71,450,000	73,704,000
Total Watch List $ Secured by Non R/E	3,233,000	3,652,000	3,313,000	3,103,000	4,196,000
Total Watch List $ Unsecured	1,653,000	1,714,000	1,639,000	1,655,000	1,671,000

Total Non-Accrual Loans $	25,518,000	25,504,000	26,363,000	20,603,000	15,493,000

As of September 30, 2010, 58.8 percent of the Watch List exposure was less than thirty days past due, compared to 56.8 percent as of June 30, 2010 and 72.6 percent as of September 30, 2009. Of the $69,457,000 of loans on the watch list on September 30, 2010, $55,351,000 (79.7 percent) were originated out of our Central Indiana (greater Indianapolis) offices. The balances on the Watch List as of September 30, 2010 were net of prior loan charge-offs totaling $8,797,000.

The chart that follows provides details of watch list loans by collateral type.

	Total Bank Owned Balance	Watch List	% on Watch List	Non Accrual	Total $ > 30 Days Late
Total Loans at 9/30/10	547,059,000	69,457,000	12.7%	25,518,000	30,973,000
Loans in Process	585,000	NA	NA	NA	NA
Loans Analyzed Below:	546,474,000	69,457,000	12.7%	25,518,000	30,973,000

Secured by Real Estate

Construction & Development
Spec 1-4 Residential Construction	9,213,000	6,252,000	67.9%	5,310,000	5,310,000
Pre Sold 1-4 Residential Construction	1,179,000	861,000	73.0%	861,000	861,000
Land Development Residential	28,054,000	22,285,000	79.4%	4,566,000	4,566,000
Multi-Family Construction	3,963,000	--	--	--	--
Total 1-4 Residential Construction and Development:	42,409,000	29,398,000	69.3%	10,737,000	10,737,000

Other CRE Owner Occupied Construction	530,000	--	--	--	--
Other CRE Non-Owner Occupied Construction	10,162,000	4,825,000	47.5%	2,353,000	2,353,000
Land Development Commercial	1,158,000	140,000	12.1%	140,000	140,000
Total Commercial Construction and Development:	11,850,000	4,965,000	41.9%	2,493,000	2,493,000

Total Construction and Development:	54,259,000	34,363,000	63.3%	13,230,000	13,230,000

1-4 Family
1-4 Family Owner Occupied	82,276,000	2,596,000	3.2%	385,000	2,001,000
1-4 Family Non-Owner Occupied (Rental & Other)	47,474,000	3,028,000	6.4%	845,000	1,156,000
Total 1-4 Family:	129,750,000	5,624,000	4.3%	1,230,000	3,157,000

Multi Family - Other than Construction	73,282,000	--	--	--	308,000

Other CRE Owner Occupied - Other Than Construction	91,124,000	14,196,000	15.6%	4,259,000	6,139,000
Other CRE Non-Owner Occupied - Other Than Construction	102,455,000	7,816,000	7.6%	4,464,000	4,632,000
Other CRE Non-Development Land - Other Than Construction	9,447,000	2,571,000	27.2%	165,000	561,000
Total Other CRE Loans - Other Than Construction:	203,026,000	24,583,000	12.1%	8,888,000	11,332,000

Total Secured by Real Estate:	460,317,000	64,570,000	14.0%	23,348,000	28,027,000

Other Secured Loans
Business Assets	49,943,000	3,183,000	6.4%	2,114,000	2,426,000
Consumer Products	8,706,000	51,000	0.6%	51,000	147,000
Financial Assets	14,820,000	--	--	--	234,000
Sub Total: Other Secured Loans:	73,469,000	3,234,000	4.4%	2,165,000	2,807,000

Unsecured Loans
Unsecured Loans	12,688,000	1,653,000	13.0%	5,000	139,000

Financial Condition

Total assets grew 1.7 percent from September 30, 2009, reaching $838,122,000 on September 30, 2010. Short-term assets used for liquidity purposes (cash, short-term deposits, Federal Funds sold) and investments increased $61,429,000 which offset the previously discussed $61,608,000 decline in loans. Deposits increased 1.7 percent to $666,201,000 at September 30, 2010 compared to $654,807,000 a year earlier.

About Monroe Bancorp

Monroe Bancorp, headquartered in Bloomington, Indiana, is an Indiana bank holding company with Monroe Bank as its wholly owned subsidiary. Monroe Bank was established in Bloomington in 1892, and offers a full range of financial, trust and investment services through its locations in Central and South Central Indiana. The Company's common stock is traded on the NASDAQ® Global Stock Market under the symbol MROE.

See attachments for additional financial information. For further information, contact: Mark D. Bradford, President and Chief Executive Officer, (812) 331-3455.

The Monroe Bancorp logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4316

Use of Non-GAAP Financial Information

To supplement the Company's consolidated condensed financial statements presented on a GAAP basis, the Company has used the following non-GAAP measures of reporting:

(1) The net interest margin is reported on a tax equivalent basis. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate of 34 percent. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. A table entitled "Reconciliation of GAAP Net Interest Margin to Non-GAAP Net Interest Margin on a Tax-Equivalent Basis," included at the end of the attached financial summary, reconciles the non-GAAP financial measure "net interest income (tax-equivalent)" with net interest income calculated and presented in accordance with GAAP. The table also reconciles the non-GAAP financial measure "net interest margin (tax-equivalent)" with net interest margin calculated and presented in accordance with GAAP.

(2) Noninterest income and noninterest expense are reported without the effect of income and expenses related to securities held in a rabbi trust for the deferred compensation plan. A table entitled "Reconciliation of GAAP Noninterest Income & Expense to Noninterest Income & Expense Without the Financial Impact of the Deferred Compensation Plan", included at the end of the attached financial summary, details all the items included in noninterest income and expense associated with the deferred compensation plan / rabbi trust and reconciles the GAAP numbers to the non-GAAP numbers. The activity in the rabbi trust has no effect on the Company's net income, therefore, management believes a more accurate comparison of current and prior year noninterest income and noninterest expense can be made if items related to the rabbi trust are removed.

The Company believes these adjustments are appropriate to enhance an overall understanding of the Company's past financial performance and also its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the Company's marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with generally accepted accounting principles in the United States.

Additional Information for Shareholders

In connection with the proposed merger referenced above, Old National Bancorp ("Old National") has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 that includes a Proxy Statement of Monroe Bancorp ("Monroe") and a Prospectus of Old National, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Old National and Monroe, may be obtained at the SEC's Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Old National at www.oldnational.com under the tab "Investor Relations" and then under the heading "Financial Information" or from Monroe by accessing Monroe's website at www.monroebank.com under the tab "Shareholder Relations" and then under the heading "Financial Reports."

Old National and Monroe and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Monroe in connection with the proposed merger. Information about the directors and executive officers of Old National is set forth in the proxy statement for Old National's 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 19, 2010. Information about the directors and executive officers of Monroe is set forth in the proxy statement for Monroe's 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 29, 2010. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This release contains forward-looking statements about the Company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995.  This release contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company and statements about the proposed merger with Old National. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may" or words of similar meaning. These forward-looking statements, by their nature, are subject to risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) changes in competitive pressures among depository institutions; (2) changes in the interest rate environment; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) changes in general economic conditions, either national or in the markets in which the Company does business; (5) legislative or regulatory changes adversely affecting the business of the Company; (6) changes in real estate values or the real estate markets; (7) the Company's business development efforts in new markets in and around Hendricks and Hamilton Counties; and (8) the potential failure to obtain shareholder and regulatory approval for the merger with Old National or to satisfy other conditions to the merger on the terms set forth in the merger agreement or within the proposed timeframes. Further information on other factors which could affect the financial results of the Company is included in the Company's filings with the Securities and Exchange Commission.

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

	Quarters Ended					Years Ended
	Sep 2010	Jun 2010	Mar 2010	Dec 2009	Sep 2009	Dec 2009	Dec 2008
BALANCE SHEET *
Cash and Short-Term Interest-Earning Deposits	$ 61,057	$ 56,019	$ 35,074	$ 35,977	$ 22,447	$ 35,977	$ 15,058
Interest-Bearing Time Deposits	7,750	7,750	7,750	--	--	--	--
Federal Funds Sold	44,024	44,456	33,602	14,154	44,089	14,154	8,663
Securities	131,185	140,878	134,653	121,250	108,301	121,250	121,530
Total Loans	547,059	552,287	569,076	587,365	608,667	587,365	633,091
Loans Held for Sale	7,605	5,042	2,211	3,226	3,725	3,226	3,389
Commercial & Industrial	80,669	77,041	80,905	81,102	90,150	81,102	104,779
Real Estate:
Commercial & Residential	357,015	366,927	377,248	393,632	391,362	393,632	398,896
Construction & Vacant Land	56,118	57,547	63,024	62,351	76,620	62,351	80,917
Home Equity	31,675	31,266	30,586	31,332	30,908	31,332	28,976
Installment Loans	13,977	14,464	15,102	15,722	15,902	15,722	16,134
Reserve for Loan Losses	16,082	17,494	15,898	15,256	13,181	15,256	11,172
Bank Premises and Equipment	19,223	19,470	19,704	19,879	20,127	19,879	20,750
Federal Home Loan Bank Stock	2,353	2,353	2,353	2,353	2,353	2,353	2,312
Interest Receivable and Other Assets	41,553	40,012	37,196	36,729	31,078	36,729	29,567
Total Assets	$ 838,122	$ 845,731	$ 823,510	$ 802,451	$ 823,881	$ 802,451	$ 819,799

Total Deposits	$ 666,201	$ 684,705	$ 669,651	$ 634,254	$ 654,807	$ 634,254	$ 665,179
Noninterest Checking	92,387	106,816	93,043	90,033	88,724	90,033	84,317
Interest Bearing Checking & NOW	237,782	236,728	228,230	210,542	209,937	210,542	107,124
Regular Savings	19,339	19,489	19,535	18,451	18,381	18,451	16,619
Money Market Savings	21,595	22,998	35,858	36,035	40,249	36,035	108,246
CDs & CDARs Less than $100,000	126,854	124,316	130,355	137,774	141,912	137,774	155,127
CDARs Greater than $100,000 & Brokered CDs	66,093	73,941	56,826	49,500	49,896	49,500	67,949
CDs Greater than $100,000	101,839	105,374	105,649	91,861	105,143	91,861	125,741
Other Time	312	(4,957)	155	58	565	58	56
Total Borrowings	105,667	99,261	90,322	106,056	103,388	106,056	93,203
Federal Funds Purchased	--	--	--	--	--	--	--
Securities Sold Under Repurchase Agreement	67,147	60,669	51,716	61,929	61,810	61,929	59,404
FHLB Advances	17,272	17,344	17,358	17,371	17,430	17,371	25,523
Loans Sold Under Repurchase Agreement & Other Debt	--	--	--	5,508	2,900	5,508	28
Subordinated Debentures	13,000	13,000	13,000	13,000	13,000	13,000	--
Subordinated Debentures - Trust Preferred	8,248	8,248	8,248	8,248	8,248	8,248	8,248
Interest Payable and Other Liabilities	10,307	6,125	7,471	5,939	8,465	5,939	5,496
Total Liabilities	782,175	790,091	767,444	746,249	766,660	746,249	763,878
Shareholders' Equity	55,947	55,640	56,066	56,202	57,221	56,202	55,921
Total Liabilities and Shareholders' Equity	$ 838,122	$ 845,731	$ 823,510	$ 802,451	$ 823,881	802,451	$ 819,799

Book Value Per Share	$ 8.98	$ 8.93	$ 9.00	$ 9.03	$ 9.19	$ 9.03	$ 8.99
End of Period Shares Issued and Outstanding	6,229,778	6,229,669	6,228,547	6,227,550	6,227,550	6,227,550	6,227,550
Less: Unearned ESOP Shares	526	1,051	1,577	2,102	3,477	2,102	7,601
End of Period Shares Used to Calculate Book Value	6,229,253	6,228,618	6,226,971	6,225,448	6,224,073	6,225,448	6,219,949

* period end numbers

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

	Quarters Ended					Years Ended
INCOME STATEMENT	Sep 2010	Jun 2010	Mar 2010	Dec 2009	Sep 2009	Dec 2009	Dec 2008
Interest Income	$ 8,099	$ 8,262	$ 8,284	$ 8,711	$ 9,175	$ 36,441	$ 42,462
Interest Expense	2,358	2,524	2,708	2,945	3,091	12,604	18,861
Net Interest Income	5,741	5,738	5,576	5,766	6,084	23,837	23,601
Loan Loss Provision	3,200	4,500	3,200	4,850	2,200	11,850	8,880
Total Noninterest Income	3,249	2,792	2,710	3,122	2,413	11,983	10,033
Service Charges on Deposit Accounts	704	781	744	874	905	3,477	3,796
Trust Fees	645	603	622	620	637	2,313	2,387
Commission Income	229	259	225	246	225	872	874
Gains on Sales of Loans	426	284	249	259	361	1,364	703
Gains on Sales of Available for Sale Securities	347	187	106	490	264	2,146	951
Gains (Losses) on Sales of Trading Securities Associated with Directors' Deferred Comp Plan	--	(2)	(1)	--	(201)	(201)	13
Unrealized Gains (Losses) on Trading Securities Associated with Directors' Deferred Comp Plan	141	(134)	64	51	377	518	(843)
BOLI Income	164	681	160	164	163	641	552
Net Gain (Loss) on Foreclosed Assets	(37)	(333)	63	(33)	(761)	(906)	(226)
Other Operating Income	630	466	478	451	443	1,759	1,826
Total Noninterest Expense	5,602	5,453	5,417	5,155	5,429	21,930	20,732
Salaries & Wages	1,920	2,006	2,006	2,027	2,075	8,244	8,743
Commissions, Options & Incentive Compensation	389	351	314	291	311	1,364	1,472
Employee Benefits	422	442	562	360	463	1,954	2,076
Premises & Equipment	794	825	898	895	899	3,652	3,373
Advertising	76	87	136	109	138	536	724
Legal Fees	265	190	164	83	115	435	566
FDIC Expense	446	419	267	272	280	1,485	481
Appreciation (Depreciation) in Directors' Deferred Compensation Plan	146	(48)	140	61	184	364	(707)
Other Operating Expenses	1,144	1,181	930	1,057	964	3,896	4,004
Income (Loss) Before Income Tax	188	(1,423)	(331)	(1,117)	868	2,040	4,022
Income Tax Expense (Benefit)	(51)	(776)	(229)	(500)	158	65	43
Net Income (Loss) After Tax & Before Extraordinary Items	239	(647)	(102)	(617)	710	1,975	3,979
Extraordinary Items	--	--	--	--	--	--	--
Net Income (Loss)	$ 239	$ (647)	$ (102)	$ (617)	$ 710	$ 1,975	$ 3,979

Basic Earnings Per Share	$ 0.038	$ (0.104)	$ (0.016)	$ (0.099)	$ 0.114	$ 0.317	$ 0.640
Diluted Earnings Per Share	$ 0.038	$ (0.104)	$ (0.016)	$ (0.099)	$ 0.114	$ 0.317	$ 0.639

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

	Quarters Ended					Years Ended
ASSET QUALITY	Sep 2010	Jun 2010	Mar 2010	Dec 2009	Sep 2009	Dec 2009	Dec 2008
Net Charge-Offs (Recoveries)	$ 4,611	$ 2,904	$ 2,559	$ 2,775	$ 1,979	$ 7,766	$ 4,362
OREO Expenses	81	287	(39)	113	795	1,095	229
Total Credit Charges	$ 4,692	$ 3,191	$ 2,520	$ 2,888	$ 2,774	$ 8,861	$ 4,591

Non-Accrual Loans	$ 25,518	$ 25,504	$ 26,363	$ 20,603	$ 15,493	$ 20,603	$ 14,329
Troubled Debt Restructurings	3,704	3,705	--	--	1,500	--	--
Nonperforming Loans	29,222	29,209	26,363	20,603	16,993	20,603	14,329
OREO	9,767	7,161	3,810	3,768	3,225	3,768	3,257
Nonperforming Assets	38,989	36,370	30,173	24,371	20,218	24,371	17,586
90 Day Past Due Loans Net of Nonperforming Loans	1,559	2,081	3,652	1,053	1,404	1,053	1,194
Nonperforming Assets + 90 Day Past Due	$ 40,548	$ 38,451	$ 33,825	$ 25,424	$ 21,622	$ 25,424	$ 18,780

RATIO ANALYSIS - CREDIT QUALITY *
NCO/Loans	3.37%	2.10%	1.80%	1.89%	1.30%	1.32%	0.69%
Credit Charges/Loans & OREO	3.37%	2.28%	1.76%	1.95%	1.81%	1.50%	0.72%
Nonperforming Loans/Loans	5.34%	5.29%	4.63%	3.51%	2.79%	3.51%	2.26%
Nonperforming Assets/Loans & OREO	7.00%	6.50%	5.27%	4.12%	3.30%	4.12%	2.76%
Nonperforming Assets/Assets	4.65%	4.30%	3.66%	3.04%	2.45%	3.04%	2.15%
Nonperforming Assets + 90 Day PD/Assets	4.84%	4.55%	4.11%	3.17%	2.62%	3.17%	2.29%
Reserve/Nonperforming Loans	55.03%	59.89%	60.30%	74.05%	77.57%	74.05%	77.97%
Reserve/Total Loans	2.94%	3.17%	2.79%	2.60%	2.17%	2.60%	1.76%
Equity & Reserves/Nonperforming Assets	184.74%	201.08%	238.50%	293.21%	348.21%	293.21%	381.51%
OREO/Nonperforming Assets	25.05%	19.69%	12.63%	15.46%	15.95%	15.46%	18.52%

RATIO ANALYSIS - CAPITAL ADEQUACY *
Equity/Assets	6.68%	6.58%	6.81%	7.00%	6.95%	7.00%	6.82%
Equity/Loans	10.23%	10.07%	9.85%	9.57%	9.40%	9.57%	8.83%

RATIO ANALYSIS - PROFITABILITY
Return on Average Assets	0.11%	-0.31%	-0.05%	-0.30%	0.34%	0.24%	0.50%
Return on Average Equity	1.69%	-4.61%	-0.74%	-4.29%	4.95%	3.49%	7.11%
Net Interest Margin (Tax-Equivalent) (1)	2.90%	2.98%	2.98%	2.99%	3.20%	3.15%	3.30%

* Based on period end numbers
(1) Interest income on tax-exempt securities has been adjusted to a tax-equivalent basis using a marginal income tax rate of 34%.

Monroe Bancorp (MROE)
Reconciliation of GAAP Net Interest Margin to Non-GAAP Net Interest Margin on a Tax-Equivalent Basis
(dollar amounts in thousands except per share data)

	Quarters Ended					Years Ended
	Sep 2010	Jun 2010	Mar 2010	Dec 2009	Sep 2009	Dec 2009	Dec 2008
Net Interest Income	$ 5,741	$ 5,738	$ 5,576	$ 5,766	$ 6,084	$ 23,837	$ 23,601
Tax Equivalent Adjustment	9	12	13	21	48	295	717
Net Interest Income - Tax Equivalent	$ 5,750	$ 5,750	$ 5,589	$ 5,787	$ 6,132	$ 24,132	$ 24,318

Average Earning Assets	$ 787,074	$ 773,724	$ 761,388	$ 767,351	$ 760,949	$ 766,456	$ 736,903

Net Interest Margin	2.89%	2.97%	2.97%	2.98%	3.17%	3.11%	3.20%

Net Interest Margin - Tax Equivalent	2.90%	2.98%	2.98%	2.99%	3.20%	3.15%	3.30%

	Year-to-Date
	Sep 2010	Jun 2010	Mar 2010	Dec 2009	Sep 2009
Net Interest Income	$ 17,056	$ 11,314	$ 5,576	$ 23,837	$ 18,071
Tax Equivalent Adjustment	34	25	13	295	274
Net Interest Income - Tax Equivalent	$ 17,090	$ 11,339	$ 5,589	$ 24,132	$ 18,345

Average Earning Assets	$ 774,156	$ 767,590	$ 761,388	$ 766,456	$ 766,154

Net Interest Margin	2.95%	2.97%	2.97%	3.11%	3.15%

Net Interest Margin - Tax Equivalent	2.95%	2.98%	2.98%	3.15%	3.20%

Monroe Bancorp (MROE)
Financial Impact on Net Income of Deferred Compensation Plan
(dollar amounts in thousands except per share data)

	Quarters Ended					Years Ended
	Sep 2010	Jun 2010	Mar 2010	Dec 2009	Sep 2009	Dec 2009	Dec 2008
Interest and Dividend Income	$ 8	$ 90	$ 81	$ 13	$ 11	$ 60	$ 106
Realized and Unrealized Gains (Losses)	141	(136)	64	51	176	317	(829)
Other Income	--	--	--	--	--	--	30
Total Income (Loss) From Plan:	149	(46)	145	64	187	377	(693)

Change in Deferred Compensation Liability	146	(48)	140	61	184	364	(707)
Trustee Fees	3	2	5	3	3	13	14
Total Expense of Plan:	149	(46)	145	64	187	377	(693)

Net Impact of Plan:	$ --	$ --	$ --	$ --	$ --	$ --	$ --

Reconciliation of GAAP Noninterest Income & Expense to Noninterest Income & Expense Without the Financial Impact of the Deferred Compensation Plan
(dollar amounts in thousands except per share data)

	Quarters Ended					Years Ended
	Sep 2010	Jun 2010	Mar 2010	Dec 2009	Sep 2009	Dec 2009	Dec 2008
Total Noninterest Income	$ 3,249	$ 2,792	$ 2,710	$ 3,122	$ 2,413	$ 11,983	$ 10,033
Income of Deferred Comp Plan Included in Noninterest Income	141	(136)	64	51	176	317	(799)
Adjusted Noninterest Income:	3,108	2,928	2,646	3,071	2,237	11,666	10,832

Total Noninterest Expense	5,602	5,453	5,417	5,155	5,429	21,930	20,732
Expense of Deferred Compensation Plan	149	(46)	145	64	187	377	(693)
Adjusted Noninterest Expense:	5,453	5,499	5,272	5,091	5,242	21,553	21,425

	Year-to-Date
	Sep 2010	Jun 2010	Mar 2010	Dec 2009	Sep 2009
Total Noninterest Income	$ 8,751	$ 5,502	$ 2,710	$ 11,983	$ 8,861
Income of Deferred Comp Plan Included in Noninterest Income	69	(72)	64	317	266
Adjusted Noninterest Income:	8,682	5,574	2,646	11,666	8,595

Total Noninterest Expense	16,473	10,870	5,417	21,930	16,775
Expense of Deferred Compensation Plan	248	99	145	377	313
Adjusted Noninterest Expense:	16,225	10,771	5,272	21,553	16,462

Monroe Bancorp (MROE)
Select Average Balance Sheet Information
(dollar amounts in thousands except per share data)

	Quarters Ended					Years Ended
	Sep 2010	Jun 2010	Mar 2010	Dec 2009	Sep 2009	Dec 2009	Dec 2008
Total Average Loans	$ 551,073	$ 558,347	$ 578,289	$ 596,948	$ 616,125	$ 618,590	$ 601,875
Average Commercial & Industrial	78,279	78,879	80,656	84,250	91,479	95,130	99,353
Average Real Estate:	458,505	464,833	482,359	496,913	508,690	507,519	484,841
Average Commercial & Residential	365,540	373,010	389,036	392,002	398,418	395,584	357,018
Average Construction & Vacant Land	61,282	61,211	62,208	73,724	79,152	81,246	101,380
Average Home Equity	31,683	30,612	31,115	31,187	31,120	30,689	26,443
Average Installment Loans	14,289	14,635	15,274	15,785	15,956	15,941	17,681
Average Federal Funds Sold	38,664	35,172	29,079	32,372	33,927	27,388	8,754
Average Federal Home Loan Bank Stock	2,353	2,353	2,353	2,353	2,353	2,343	2,312

Total Average Deposits	$ 671,641	$ 669,250	$ 653,368	$ 648,825	$ 650,301	$ 662,565	$ 649,540
Average Noninterest Checking	94,521	94,299	91,126	88,702	85,037	84,108	79,503
Average Interest Bearing Checking & NOW	237,539	229,355	218,005	218,038	200,756	183,323	127,282
Average Regular Savings	19,375	19,454	18,879	18,447	18,558	18,173	17,618
Average Money Market Savings	22,718	30,888	35,442	39,834	39,977	61,181	107,723
Average CDs Less than $100,000	172,481	174,508	169,986	172,071	184,132	187,789	159,120
Average CDs Greater than $100,000	107,202	103,200	102,542	93,952	104,817	111,300	142,126
Average IRAs and Other Time	17,805	17,546	17,388	17,781	17,024	16,691	16,168
Average Federal Funds Purchased	248	271	137	133	43	331	3,149
Average Securities Sold Under Repurchase Agreement	64,639	55,772	57,367	63,743	59,341	59,046	45,686
Average FHLB Advances	17,329	17,375	17,367	17,387	17,484	17,929	18,698
CONTACT:  Monroe Bancorp
          Mark D. Bradford, President and Chief Executive Officer
            (812) 331-3455
          Media Contact:
          Ashley Fisher, Marketing Director
            (812) 353-7705
            (800) 319-2664
            Fax: (812) 331-3445
          www.monroebank.com